SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549




                            FORM 8-K



                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934






          CARLYLE REAL ESTATE LIMITED PARTNERSHIP - XII
     ------------------------------------------------------
     (Exact name of registrant as specified in its charter)




     Illinois                0-12433              36-3149589
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(State or other            (Commission       (I.R.S. Employer
 jurisdiction of          File Number)        Identification No.)
 organization)



      900 N. Michigan Avenue, Chicago, Illinois  60611-1575
      -----------------------------------------------------
             (Address of principal executive office)




Registrant's telephone number, including area code:  (312) 915-1987
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                       SEATTLE, WASHINGTON
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.  In December 1994,
Carlyle Seattle, a joint venture between Carlyle Real Estate Limited Partnership - XII (the "Partnership") and an affiliated partnership (Carlyle Real Estate Limited Partnership-X ("Carlyle-X")) sponsored by the Corporate General Partner of the Partnership, sold 49.95% of its interest and entered into an option agreement by which it granted an option to purchase its remaining 50.05% interest in the First Interstate joint venture to its unaffiliated venture partner, 999 Third Avenue, Ltd., (the "Buyer"). Effective December 15, 1995, the Buyer exercised its option and purchased Carlyle Seattle's remaining 50.05% interest in First Interstate.

     The terms of the option were that the Buyer could purchase the remaining 50.05% interest between one and two years after the initial sale closing subject to certain conditions. At the initial closing, Carlyle Seattle received $20,000,000 cash (less non-refundable deposits received prior to the closing of $1,000,000) for 49.95% of its interest in First Interstate, $5,000,000 cash for the option to purchase the remaining 50.05% (which could be applied as a credit to the purchase thereof) and an additional $15,000,000 cash in the form of a loan to Carlyle Seattle. The $15,000,000 loan to Carlyle Seattle (bearing interest at a rate of 9% per annum with accrued interest and unpaid principal to be due on January 1, 1997) was secured by Carlyle Seattle's remaining 50.05% interest. As provided by the initial sale agreement, the exercise price for the remaining 50.05% interest was $21,350,000. The exercise price was satisfied by applying the $5,000,000 option purchase price paid at the initial closing and applying the balance of unpaid principal ($15,000,000) and accrued interest ($1,400,000) on the Carlyle Seattle loan. Therefore, there are no additional cash proceeds from the sale of Carlyle Seattle's remaining 50.05% interest. Occupancy at the First Interstate Center was approximately 90% at the date of sale.
       (a) Financial Statements.  Not applicable.
       (b) Pro Forma Financial Information - Narrative.
     As a result of the sale of Carlyle Seattle's interest in the First Interstate venture, the Carlyle Seattle venture liquidated and beyond December 15, 1995, there will be no further mortgage and other interest or venture partners' share of venture operations recorded for Carlyle Seattle in the consolidated financial statements of the Partnership, which for the Partnership's most recent fiscal year (the year ended December 31, 1994) were approximately, $112,000 and $30,000, respectively. Mortgage and other interest and venture partners' share of venture operations for Carlyle Seattle were approximately $337,500 and $90,000, respectively, for the three months ended September 30, 1995, and approximately $1,012,500 and $270,000, respectively, for the nine months ended September 30, 1995. Also, as a result of the sale of Carlyle Seattle's interest in First Interstate, there are no further assets and liabilities related to Carlyle Seattle, which at December 31, 1994 and September 30, 1995 consisted of a note payable of $15,000,000, accrued interest payable of $112,500 at December 31, 1994 and $1,125,000 at September 30, 1995, a deferred gain of $5,000,000 at December 31, 1994 and September 30, 1995, and venture partners' deficit in ventures of approximately $5,370,000 at December 31, 1994 and $5,640,000 at September 30, 1995.

     The Partnership expects to recognize a gain of approximately
$21,400,000 in 1995 for financial reporting purposes. The gain for Federal income tax purposes was fully recognized in 1994.

       (c)  Exhibits
           10.1. Letter Agreement Regarding Option Closing dated December 15, 1995, between Carlyle Seattle Associates and 999 Third Avenue, Ltd. relating to the First Interstate Center in Seattle,
Washington.

           10.2.   Assignment and Assumption of Partnership
Interest, dated December 15, 1995, between Carlyle Seattle
Associates and Wright Runstad Properties, L.P.

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                    CARLYLE REAL ESTATE LIMITED PARTNERSHIP - XII

                    By: JMB Realty Corporation
                        Corporate General Partner


                        By:   GAILEN J. HULL
                              -----------------------------------
                              Gailen J. Hull
                              Senior Vice President






Dated:  January 26, 1996










Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549


Re:    Carlyle Real Estate Limited Partnership - XII
       Commission File No. 0-12433
       Form 8K



Gentlemen:

Transmitted, for the above-captioned registrant, is the electronically filed executed copy of registrant's current report on Form 8K dated January 26, 1996.

Thank you.



Very truly yours,

CARLYLE REAL ESTATE LIMITED PARTNERSHIP - XII

By:    JMB Realty Corporation
       Corporate General Partner



       By: GAILEN J. HULL
           Gailen J. Hull
           Senior Vice President

GJH/rs

Enclosures